AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT


            This Amendment No. 1 to the Asset Purchase Agreement (the "Amendment") is made and entered into this 20th day of June, 1997, by and between WorldPort Communications, Inc., a Delaware corporation ("Buyer") and Telenational Communications Limited Partnership, a Nebraska limited partnership ("Seller"). Buyer and Seller are collectively referred to herein as the "Parties".

            WHEREAS, the Parties have previously entered into an Asset Purchase Agreement dated April 23, 1997 (the "Agreement"); and

            WHEREAS, the Parties desire to amend the Agreement in certain respects.

            NOW, THEREFORE, the Parties hereby agree as follows:

      1. The two (2) sentences following Section 1.3(h) of the Agreement, beginning with the words "At any time until two . . ." and concluding with the words ". . . the G.P. Note, as defined hereafter" are hereby deleted and replaced in their entirety with the following sentence:

      At any time up until sixty (60) days following Closing, the Partners to whom amounts are owed under the Affiliate Liabilities may elect to receive the common stock of Buyer, at $1.50 per share, as payment in lieu of cash.

      2. The phrase "$4.5  million" in the third line of the final  paragraph of
Section 1.3 of the Agreement is hereby deleted and replaced in its entirety with the phrase "$4.6 million".

      3. Section 1.7(b) of the Agreement is hereby deleted and replaced in its entirety with, "(b) [intentionally omitted]".

      4.    The last sentence of Section 1.7 is hereby deleted in its entirety.

      5. A new Section 8.6 is hereby added to the Agreement stating as follows:

            8.6. Affiliate Liabilities. Within sixty (60) days of Closing, Buyer shall enter into payment arrangements with all the Partners to whom money is owed under the Affiliate Liabilities.

      6. Article IX of the Agreement is hereby deleted and replaced in its entirety with the following:

                                  ARTICLE IX

                                   EMPLOYEES

                  9.1 Lease of Seller Employees. For a period of up to one hundred eighty (180) days following the Closing (the "Leasing Period"), Seller shall use its reasonable efforts to provide to Buyer the services of the persons listed on Exhibit 1 hereto, who are all currently employees of Seller (the "Leased Employees") needed to operate the Business in a manner similar to that heretofore conducted by the Leased Employees for Seller. All Leased Employees shall be under the administrative and executive control of Seller. Any new positions and salary increases must be approved by Buyer. Seller shall have sole authority for the discipline, retention, and termination of all Leased Employees; provided, however, Buyer shall give Seller input into the job evaluation of such Leased Employees.

                  9.2  Services.

            (a) During the Leasing Period, Seller shall have sole responsibility to pay to, or on behalf of, the Leased Employees all costs related to their employment including, but not limited to, wages and personnel benefit plans, vacation, sick and severance pay, life and health insurance premiums, contributions to pensions, retirement and benefit plans, applicable federal, state and local taxes, Social Security contributions, federal and state unemployment compensation insurance contributions, workers' compensation insurance premiums, and all similar payments and charges incurred by reason of Seller's applicable employment practices and policies, contractual and statutory obligations and conditions of employment (the "Aggregate Compensation"). Seller shall be responsible for the withholding of all taxes and similar items and the remitting of payments and returns to governmental agencies.

            (b)  Seller  shall be and shall  remain the  employer  of the Leased
      Employees during the Leasing Period. During the Leasing Period, Leased Employees shall at no time, for any purpose, be deemed the employees of Buyer and shall not be entitled or eligible to participate in benefits or privileges provided or extended by Buyer to Buyer's employees except as otherwise required by law.

            (c) Buyer shall have daily responsibility for supervision of the work activities of the Leased Employees. Seller shall cause the Leased Employees to devote their entire time, attention, and energy to the service of Buyer. The Leased Employees shall comply with and abide by Buyer's policies, procedures, rules and regulations including expense reimbursement procedures.

            (d) At any time during the Leasing Period, Buyer shall have the right, but not the obligation, to offer employment to any of the Leased Employees then employed by Seller (those employees accepting such offers of employment being "Buyer Employees").

            (e) Upon written notice to Seller, Buyer may discontinue the receipt of services with respect to any of the Leased Employees in the event Buyer believes it has a reasonable basis to believe that such employee (i) is incapable of adequately carrying out his or her duties; or (ii) has engaged in willful misconduct, disloyalty, negligence, illegal conduct or an intentional tort with respect to such employee's services to Buyer, or has engaged in conduct potentially harmful to any Buyer employee and Seller shall give such Leased Employee a notice of termination consistent with Seller's employment policies for such situations.

            (f) To the extent the parties agree that additional employees should be leased by Seller to Buyer, such employees shall be leased pursuant to this Article IX which lease shall be effected by adding the appropriate names to Exhibit 1 through a written acknowledgement of the parties.

                  9.3 Compensation. Three days prior to the end of a pay period, Seller shall bill Buyer for the Leased Employees supplied to Buyer at an amount equal to 100% of the anticipated Aggregate Compensation of the Leased Employees for the periods during which such Leased Employees provide services to Buyer. Buyer shall pay Seller the full amount of each invoice prior to the end of each such pay period for disbursement to the Leased Employees. Any positive difference between the amount Seller bills to Buyer for any given pay period and the actual Aggregate Compensation paid for such pay period shall be subtracted from the Seller's subsequent invoice for anticipated Aggregate Compensation.

                  9.4 Indemnification. Seller shall indemnify and hold Buyer harmless against any claims by any Leased Employee arising from actions taken by Seller, relating to events or occurrences through the end of the Leasing Period, including any severance or termination pay obligations based upon prior policies of Seller or arising from the Closing of the Agreement.

                  9.5  Employee Benefits.

            (a) Buyer shall not assume or be responsible for any of Seller's retirement, 401(k), profit-sharing or similar benefit plan, or any liabilities related thereto. Seller shall grant 100% vesting credit to all of the Buyer Employees as of the end of the Leasing Period in any retirement, 401(k), profit-sharing or similar benefit plan. Seller shall cause such participants to have full rights to all distribution alternatives available to terminated employees and shall effect such distribution within thirty (30) days of a notice of election of any participant.

            (b) To the extent reflected on unaudited financial statements to be prepared by Seller for the period ending on the termination or expiration of the Leasing Period, which financial statements must be approved by Buyer, Buyer shall provide the Buyer Employees all vacation and personal leave accrued as employees of the Seller but not yet received as of the end of the Leasing Period. Buyer shall require all Buyer Employees to waive in writing a claim against Seller for accrued but unused vacation benefits, to the extent reflected on such unaudited financial statements.

            (c) As of the termination or expiration of the Leasing Period, all Buyer Employees will cease participation in Seller's retirement and welfare plans (within the meaning of ERISA). Welfare claims incurred but not reported as of the termination or expiration of the Leasing Period or other welfare claims made upon Seller's welfare plans by Buyer Employees after such time will be treated by Seller's plans as if the covered employees had been terminated from employment at 11:59 PM on the termination or expiration date of the Leasing Period.

            (d) This Section is not intended to, and does not, create any rights or obligations to or for the benefit of anyone, other than Buyer and Seller.


      7. Section B of Schedule 3.6 to the Agreement is hereby amended by deleting the phrase "Total options authorized or issued as of April 10, 1997:
605,000," at the end thereof and replacing it with the following:

      Debbie  Wilson          20,000 @ $1.50  (authorized  in  June,  1997)
      Manager of Corporate    Subject to vesting over next three years.
           Accounting

      Kelly McClennahan                 4,500 @ $.75 (authorized in April, 1997)
      Administrative Assistant           Subject to vesting over next two years.

      Total options authorized and issued as of June 20, 1997: 629,500

      In an effort to attract a qualified individual to act as an outside director, in June 1997, the Board of Directors authorized the issuance of options for 65,000 shares with an exercise price of $1.50 per share and with vesting upon issuance. If such individual joins the Board as an outside director, the company will issue to such individual for his services an option to acquire 50,000 shares and an option to acquire an additional 15,000 shares if he serves on one of the Board's committees.


      8. The Parties hereby acknowledge and approve that Buyer has designated its wholly-owned subsidiary, Telenational Communications, Inc., a Delaware corporation, to accept, assume and receive, all right, title and interest in, to or arising from the Purchased Assets and to accept and perform all the duties and obligations in, to or arising from the Assumed Liabilities and Assumed Obligations, provided however, Buyer shall be responsible for the delivery of the Buyer's Stock at Closing.

      9. Except as amended by this Amendment, the Agreement shall remain in full force and effect.


                               *       *       *

            IN WITNESS WHEREOF, each of the parties has executed this Amendment or caused this Amendment to be executed on its behalf by a duly authorized officer, all as of the date first written above.


WORLDPORT COMMUNICATIONS, INC.



By:  /s/John W. Dalton
Its: President & C.E.O


TELENATIONAL COMMUNICATIONS
LIMITED PARTNERSHIP
IMTS, INC. GENERAL PARTNER


By:  /s/Edmund H. Blankenau
Its: President


            The undersigned acknowledges the terms and conditions of the Agreement and of the Amendment and agrees to be bound to their terms and conditions.

TELENATIONAL COMMUNICATIONS, INC.



By:  John W. Dalton
Its: President & C.E.O.

                                   EXHIBIT 1

                               LEASED EMPLOYEES

EMPLOYEE LISTING as of: 06/18/1997

EMP. ID.. NAME...............           JOB.TITLE.................   ORG-ID   DEPT. STATUS SHIFT    HIRED....  SVC-YRS.


489543800 KAREN K COLLINS               109 EXECUTIVE ADMIN. ASST.     1       10     PT     1      09/21/1993   3.0
508565822 MARY K FINNIGAN               150 DIR. H.R. / ADMIN. SVCS    1       15     PT     1      05/04/1983   8.0
063361746 ELLYN DECESARE                156 RECEPTIONIST               1       15     PT     1      10/28/1991   5.0
507666952 KATHLEEN IVERSON              156 RECEPTIONIST               1       15     FT     1      06/04/1997   0.0
698520899 LINDA S MINARDI               220 ACCOUNTING MANAGER         1       20     FT     1      12/05/1988   6.0
508668731 TIMOTHY T TOBIN               208 BUSINESS ANALYST           1       20     FT     1      03/13/1983   7.0
506685076 DENNIS K WALSH                218 BILLING SPECIALIST         1       20     FT     1      01/16/1992   5.0
335429064 DANIEL W OCOREK               205 CONTROLLER                 1       20     FT     1      06/12/1995   2.0
550294321 CHARLES R SLOAN               458 BILLING/NETWORK ADMINSTR   1       30     FT     1      10/23/1995   1.0
180507196 ALLEN TERREY                  316 PROGRAMMER                 1       30     PT     1      10/08/1996   0.0
505843870 LARRY L NICHOLSON             316 PROGRAMMER                 1       30     PT     1      07/25/1997   0.0
506137913 THOMAS J BECERRA              312 PC SUPPORT SPECIALIST      1       30     PT     1      05/22/1997   0.0
507745533 BRUCE K WALLACE               454 SERVICE TECHNICIAN         1       45     FT     1      01/02/1996   1.0
489549931 GORDON J HART                 451 NETWORK SERVICES SUP       1       45     FT     1      05/06/1996   1.0
507881585 THERESA A PETEREIT            517 CUSTOMER SUPPORT REP       1       53     PT     1      10/23/1990   6.0
498601221 NANCY L MOREFIELD             530 OPERATOR SERVICES MGR      1       53     FT     1      09/26/1991   5.0
505442616 JOHN J BUCKLIN                536 OPERATOR SVCS TEAM LDR     1       53     FT     1      01/07/1993   4.0
109544046 ROSEMARY HESS                 531 OPERATOR SVCS SUPERVISOR   1       53     PT     1      03/23/1993   4.0
506524878 IRMGARD KRAMER                538 BILINGUAL OPERATOR         1       53     PT     1      06/21/1993   4.0
505626327 JUDITH A SEDLACEK             538 BILINGUAL OPERATOR         1       53     FT     1      05/19/1993   0.0
507025203 DAVID A RANDLEMAN             538 BILINGUAL OPERATOR         1       53     FT     1      07/13/1993   3.0
507686475 MARDA HULTMAN                 353 CUSTOMER SERVICE SFV.      1       53     PT     1      02/12/1996   1.0
565732624 MARION LEVY                   538 BILINGUAL OPERATOR         1       53     FT     1      11/23/1994   2.0
352865233 KATJA R. KUSLERKO-VAN CLE     538 BILINGUAL OPERATOR         1       53     FT     1      06/10/1995   2.0
507987693 JUSTIN R HULTNAM              536 OPERATOR SVCS TEAM LDR     1       53     FT     1      01/08/1996   1.0
508843289 MARISOL ONDAR                 538 BILINGUAL OPERATOR         1       53     PT     1      05/25/1995   2.0
507251039 JOSEPHINE A DE MONTJOYS       538 BILINGUAL OPERATOR         1       53     PT     1      08/03/1995   1.0
096583866 LOURDES P WILBUR              536 BILINGUAL OPERATOR         1       53     PT     1      09/06/1995   1.0
360563282 MANERBOL KOPCKE               536 BILINGUAL OPERATOR         1       53     PT     1      09/11/1995   1.0
552335083 JEFFREY J HALL                538 BILINGUAL OPERATOR         1       53     PT     1      09/08/1995   1.0
508901118 EMILE N OLTHAX                536 OPERATOR SVCS TEAM LDR     1       53     PT     1      09/28/1995   1.0
507060892 JOHN P BRYSON                 537 CUSTOMER SUPPORT REP       1       53     PT     1      12/13/1995   1.0
573044903 BRIAN J LOXE                  538 BILINGUAL OPERATOR         1       53     PT     1      01/10/1996   1.0
507193943 CARLOS MARTINEZ               538 BILINGUAL OPERATOR         1       53     FT     1      03/12/1996   1.0
521703906 MOEIKA GROVES                 538 BILINGUAL OPERATOR         1       53     PT     1      04/01/1996   1.0
483967346 RHEA A PETERS                 539 IMS OPERATOR               1       53     PT     1      04/02/1996   1.0
484841245 JEANNE M KEMKEL-TAJVAR        538 BILINGUAL OPERATOR         1       53     PT     1      04/03/1996   1.0
508986344 JOHN HERBOLSHEIHER            538 BILINGUAL OPERATOR         1       53     FT     1      05/02/1996   1.0
548152930 DAYAMA GALICIA                538 BILINGUAL OPERATOR         1       53     PT     1      08/12/1996   0.0
058669358 LYDIA BENNETT                 538 BILINGUAL OPERATOR         1       53     FT     1      08/19/1996   0.0




EMPLOYEE LISTING as of: 06/18/1997

EMP. ID.. NAME...............           JOB.TITLE............        ORG-ID   DEPT. STATUS  SHIFT   HIRED..... SVC-YRS.


532552875 MIRELA E GOETZKE              538 BILINGUAL OPERATOR         1       53    FT       1     08/20/1996   0.0
450479521 MONICA JL HOLLRAH             539 IMS OPERATOR               1       53    PT       1     08/21/1996   0.0
506177972 KATHERINE L BURTON            539 IMS OPERATOR               1       53    PT       1     08/26/1996   0.0
507251037 JAMES D MONTJOYE              538 BILINGUAL OPERATOR         1       53    PT       1     09/04/1996   0.0
505886391 VERONICA R MYRICK             538 BILINGUAL OPERATOR         1       53    PT       1     09/10/1996   0.0
508066440 PABLO ONDAR                   538 BILINGUAL OPERATOR         1       53    PT       1     10/02/1996   0.0
508785157 MARCUS S ROPER                538 BILINGUAL OPERATOR         1       53    FT       1     10/02/1996   0.0
253195972 CHRISTINA BLIFFE-DOUM         538 BILINGUAL OPERATOR         1       53    PT       1     10/05/1996   0.0
507170846 MELISSA J ANDERSON            538 BILINGUAL OPERATOR         1       53    FT       1     02/19/1997   0.0
506122579 LUZ M MONTANEL                538 BILINGUAL OPERATOR         1       53    PT       1     03/03/1997   0.0
461795167 FRANK J ALEMAN                538 BILINGUAL OPERATOR         1       53    FT       1     05/12/1997   0.0
505272331 MAGDIEL BLAIR                 538 BILINGUAL OPERATOR         1       53    FT       1     06/16/1997   0.0
494864831 LISA M LOEWEY                 716 MARKETING SPECIALIST       1       71    FT       1     02/21/1994   3.0

                                                                                                                54.0 Sum


Number of Observations: 53

See attached.